Exhibit 4.1

NS

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 64118Q 10 7

This Certifies that is the owner of

CORPORATE

DELAWARE

NETSUITE

INC.

SEAL

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $0.01 PER SHARE, OF

NETSUITE INC.

(the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

NETSUITE INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SECRETARY CHIEF EXECUTIVE OFFICER

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product.

However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

COUNTERSIGNED AND REGISTERED:

WELLS FARGO BANK, N.A.

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401

(931) 388-3003

SALES: J. DICKINSON 708-385-9112

/ ETHER 7 / LIVE JOBS / N / NETSUITE INC. 28832 FC

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720

PROOF OF DECEMBER 4, 2007

NETSUITE INC.

TSB 28832 FC

Operator: R

Rev. 1

PAR VALUE $0.01 PER SHARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM

TEN ENT

JT TEN

as tenants in common

as tenants by the entireties

as joint tenants with right of

survivorship and not as tenants

in common

UNIF GIFT MIN ACT- Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act

(State)

Additional abbreviations may also be used though not in the above list.

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Shares

Attorney

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

NOTICE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

NETSUITE INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A

BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

UNIF TRF MIN ACT- Custodian (until age )

(Cust)

under Uniform Transfers

(Minor)

to Minors Act

(State)

X

X

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,

STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN

APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Signature(s) Guaranteed